SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2002



               FREEPORT-McMoRan COPPER & GOLD INC.


  Delaware                  1-9916                 74-2480931
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)             Identification
incorporation or                                  Number)
organization)


                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000

Item 4.  Changes to Registrant's Certifying Accountant

     On July 10, 2002, Freeport-McMoRan Copper & Gold Inc. (FCX or the Company) appointed Ernst & Young LLP (E&Y) to replace Arthur Andersen LLP (Andersen) as the Company's independent accountants. FCX's Board of Directors approved the Audit Committee's selection of E&Y. During FCX's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 10, 2002, the Company did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

            The audit reports issued by Andersen on the Company's consolidated financial statements as of and for the years ended December 31, 2001 and December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle. During the two fiscal years ended December 31, 2001 and 2000, and continuing through July 10, 2002, FCX and Andersen had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to Andersen's satisfaction, would have caused them to make reference to the matter of disagreement in their report on the financial statements. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during FCX's two most recent fiscal years and through July 10, 2002.

     FCX has provided Andersen with a copy of the preceding disclosures. Andersen has communicated to us that they have informed the Securities and Exchange Commission (SEC) that they are unable to provide letters that corroborate or invalidate the statements in this disclosure, as required by the SEC. As a result, no such letter is provided with this Form 8-K. In addition, Andersen has announced that it will cease to practice before the SEC effective August 31, 2002.







                          SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         FREEPORT-McMoRan COPPER & GOLD INC.


                         By:  \s\  C. Donald  Whitmire, Jr.
                              -----------------------------
                                C. Donald Whitmire, Jr.
                            Vice President and Controller -
                                 Financial Reporting
                              (authorized signatory and
                              Principal  Accounting Officer)

Date:  July 15, 2002